Exhibit 32.1
Certification Pursuant to Rule 13a-14(b) of the
Securities Exchange Act of 1934 and 18 U.S.C. Section 1350
In connection with the Annual Report of Famous Dave’s of America, Inc (the “Registrant”) on Form 10-K for the annual period ended January 2, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher O’Donnell, President, Chief Executive Officer and Director of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 that:
1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 18, 2011	By:	/s/ Christopher O’Donnell
Christopher O’Donnell
President and Chief Executive Officer